EXHIBIT 21

HUMANA INC.

SUBSIDIARY LIST

DELAWARE

1.	American Tax Credit Corporate Georgia Fund III, L.L.C. (1)
2.	Availity, L.L.C. (2)
3.	Emphesys, Inc. – Doing Business as:
a.	Texas-Emphesys, Inc. (TX)
4.	Federal Medical Systems, Inc.
5.	Green Ribbon Health, L.L.C. (3)
6.	Health Value Management, Inc. – Doing Business As:
a.	ChoiceCare Network
b.	National Transplant Network
7.	Humana Inc. – Doing Business As:
a.	H.A.C. Inc. (KY)
b.	Humana of Delaware, Inc. (CO)
8.	Humana Innovation Enterprises, Inc. – Doing Business As:
a.	Health Services Research Center (FL)
b.	Personal Nurse (KY)
9.	Humana Military Healthcare Services, Inc. – Doing Business As:
a.	Humana Military Health Services, Inc. (IL)
10.	Humana Pharmacy, Inc. – Doing Business As:
a.	Humana Mail (FL, IL, KY, TX)
b.	The Pharmacy (TX)
c.	PrescribIT
d.	RightSource
e.	RightSource Mail
11.	HumanaDental, Inc.
12.	Sensei, Inc. (4)

FLORIDA

1.	CAC-Florida Medical Centers, LLC
2.	CarePlus Health Plans, Inc. – Doing Business As:
a.	Solicare Health Plans
3.	CarePlus Real Estate Holdings, LLC
4.	CarePlus Transportation, LLC
5.	CPHP Holdings, Inc.
6.	F.I.G. Capital of Hialeah, LLLP
7.	HUM-e-FL, Inc.
8.	Humana Health Insurance Company of Florida, Inc.
9.	Humana Medical Plan, Inc. – Doing Business As:
a.	Coastal Pediatrics-Daytona
b.	Coastal Pediatrics-Port Orange
c.	Coastal Pediatric-Ormond
d.	Flagler Family Practice
e.	Florida Dermatology Center
f.	Humana Family Health Plan
g.	Humana Medical Plan-West Palm Beach
h.	Internal Medicine of Daytona
i.	Orange Park Family Health Care
j.	Suncoast Medical Associates
10.	PrescribIT Rx, LLC

GEORGIA

1.	Humana Employers Health Plan of Georgia, Inc.

ILLINOIS

1.	INFOCUS Technology, Inc.
2.	The Dental Concern, Ltd. – Doing Business As:
a.	TDC (MO)

KENTUCKY

1.	Humana Health Plan, Inc. – Doing Business As:
a.	Humana Health Care Plans of Indiana (IN)
2.	Humana Insurance Company of Kentucky
3.	Humana MarketPOINT, Inc.
4.	Humco, Inc.
5.	Preservation on Main, Inc.
6.	The Dental Concern, Inc. – Doing Business As:
a.	The Dental Concern/KY, Inc. (IN)
b.	The Dental Concern/KY, Inc. (MO)

LOUISIANA

1.	Health One, Inc.
2.	Humana Health Benefit Plan of Louisiana, Inc. – Doing Business As:
a.	Humana
b.	Humana of Louisiana
3.	Humana Health Plan Interests, Inc.

NEW YORK

1.	Humana Insurance Company of New York

OHIO

1.	Humana Health Plan of Ohio, Inc. – Doing Business As:
a.	ChoiceCare/Humana (IL, IN, KY, OH)
b.	Humana/ChoiceCare (IL, IN, KY, OH)

PUERTO RICO

1.	Healthcare E-Commerce Initiative, Inc.
2.	Humana Health Plans of Puerto Rico, Inc.
3.	Humana Insurance of Puerto Rico, Inc.
4.	Humana MarketPOINT of Puerto Rico, Inc.

TEXAS

1.	Corphealth Healthcare, Inc.
2.	Corphealth, Inc.
3.	Emphesys Insurance Company
4.	Humana Health Plan of Texas, Inc. – Doing Business As:
a.	Humana Health Plan of San Antonio
5.	Iatreia, Inc.
6.	PsychCap, Inc.

VERMONT

1.	Managed Care Indemnity, Inc. – Doing Business As:
a.	Witherspoon Parking Garage (KY)

WISCONSIN

1.	CareNetwork, Inc. – Doing Business As:
a.	CARENETWORK
2.	Humana Insurance Company
3.	Humana Wisconsin Health Organization Insurance Corporation – Doing Business As:
a.	WHOIC
b.	WHO
4.	HumanaDental Insurance Company
5.	Independent Care Health Plan (5)

(1) Ownership is 58.1736% by Humana Insurance Company, 1.6029% by The Savannah Bank, N.A., an unaffiliated entity and 40.2133% by GMAC Insurance Georgia, L.L.C., an unaffiliated entity. It is a Delaware L.L.C. investment fund organized for the purpose of investing in apartment complexes generating Georgia state low income housing tax credits.

(2) Ownership is 40% by HUM-e-FL, Inc. and 60% by Navigy, Inc., an unaffiliated entity; however voting rights are 50/50.

(3) Ownership is 50% by Humana Innovation Enterprises, Inc. and 50% by Pfizer Health Solutions, Inc., an unaffiliated entity.

(4) Ownership is 50% by Humana Innovation Enterprises, Inc. and 50% by Card Guard AG, an unaffiliated entity.

(5) Ownership is 50% by CareNetwork, Inc. and 50% by New Health Services, Inc., an unaffiliated entity.